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                          SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C. 20549

                                       FORM 8-K

                                    CURRENT REPORT

                           PURSUANT TO SECTION 13 OR 15(d)
                        OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 22, 1998
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                            NORLAND MEDICAL SYSTEMS, INC.
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                (Exact name of registrant as specified in its charter)

Delaware                              0-26206             06-1387931
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(State or other jurisdiction          (Commission         (IRS Employer
 of incorporation)                     File Number)        Identification No.)

106 Corporate Park Drive, Suite 106, White Plains, NY              10604
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(Address of principal executive offices                          (Zip Code)

Registrant's telephone number, including area code: (914) 694-2285
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ITEM 4.  Changes in Registrant's Certifying Accountant.

     On September 22, 1998, PricewaterhouseCoopers LLP (formerly Coopers & Lybrand LLP ("PwC"), resigned as the Registrant's independent accountant. The Registrant will file a subsequent Current Report on Form 8-K when a new independent accountant is appointed.

     No report by PwC on the Registrant's financial statements for either of the past two fiscal years contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles. During the Registrant's two most recent fiscal years and the interim period preceding the date of resignation, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused PwC to make a reference thereto in PwC's report on the consolidated financial statements for such years. Except for the items set forth in the following paragraph, PwC has not advised the Registrant of any reportable event as defined in paragraphs (A) through (D) of Regulations S-K Item 304 (a) (i) (v).

     Following the completion of its audit of the Registrant's financial statements for the year ended December 31, 1997, PwC advised the Audit Committee of the Registrant's Board of Directors that, during the course of such audit, PwC noted certain deficiencies in the design and operation of the Registrant's internal controls over the sales order processing, revenue recognition, customer credit and customer collection functions, and that such deficiencies constitute material weaknesses as defined by the American Institute of Certified Public Accountants.

ITEM 7.  Financial Statements and Exhibits.

     Exhibit 16. Letter from PricewaterhouseCoopers LLP.


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                                      SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              NORLAND MEDICAL SYSTEMS, INC.


Date:  September 29, 1998          By:/s/ Kurt W. Streams
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                                          Kurt W. Streams
                                          Vice President, Finance and Secretary